ICON Leasing Fund Eleven, LLC

Annual Portfolio Overview

2012

ICON Leasing Fund Eleven, LLC

Table of Contents

Introduction to Portfolio Overview	1

Investment During the Quarter	1

Investment Following the Quarter	1

Disposition During the Quarter	2

Disposition Following the Quarter	2

Portfolio Overview	2

10% Status Report	3

Revolving Line of Credit	3

Perfomance Analysis	3

Transactions with Related Parties	4

Financial Statements	7

Forward Looking Information	11

Additional Information	11

ICON Leasing Fund Eleven, LLC

Introduction to Portfolio Overview

We are pleased to present ICON Leasing Fund Eleven, LLC’s (the “Fund”) Annual Portfolio Overview for the year ended December 31, 2012.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital, LLC.

The Fund makes investments in companies that utilize equipment and other corporate infrastructure (collectively, “Capital Assets”) to operate their businesses. These investments are primarily structured as debt and debt-like financings (such as loans and leases) that are collateralized by Capital Assets.

The Fund raised $365,198,690 commencing with our initial offering on April 21, 2005 through the closing of the offering on April 21, 2007.  Our operating period commenced in May 2007.  On March 26, 2012, our operating period was extended for three years with the intention of having a very limited liquidation period thereafter, if any. During our operating period, we will invest our offering proceeds and cash generated from operations in Capital Assets.  Following our operating period, we will enter our liquidation period, during which time the loans and leases we own will mature or be sold in the ordinary course of business.

Investment During the Quarter

The Fund made the following investment during the quarter ended December 31, 2012:

SAExploration, Inc.
Investment Date:	11/28/2012	Collateral:	Seismic imaging equipment valued at $33,500,000.
Structure:	Loan
Expiration Date:	11/28/2016
Facility Amount:	$13,500,000
Fund Participation:	$5,400,000

Investment Following the Quarter

The Fund made the investment below following the quarter ended December 31, 2012:

NTS, Inc.
Investment Date:	03/28/2013	Collateral:	Telecommunications equipment valued at $41,000,000.
Structure:	Loan
Expiration Date:	07/01/2017
Facility Amount:	$1,700,000
Fund Participation:	$935,000

ICON Leasing Fund Eleven, LLC

Disposition During the Quarter

The Fund disposed of the following investment during the quarter ended December 31, 2012:

Revstone Transportation, LLC
Structure:	Loan	Collateral:	Automotive manufacturing equipment.
Disposition Date:	11/16/2012
Equity Invested:	$1,139,000*
Total Proceeds Received:	$1,352,000*

* Approximate amount

Disposition Following the Quarter

The Fund disposed of the investment below following the quarter ended December 31, 2012:

Teal Jones Group
Structure:	Lease & Loan	Collateral:	Lumber processing equipment, plant, and machinery.
Disposition Dates:	03/8/2013
Equity Invested:	$35,442,000*
Total Proceeds Received:	$59,593,000*

* Approximate amount

Portfolio Overview

As of December 31, 2012, our portfolio consisted of the following investments:

Pliant Corporation
Structure:	Lease	Collateral:	Plastic films and flexible packaging manufacturing equipment.
Expiration Date:	09/30/2013

Teal Jones Group
Structure:	Lease & Loan	Collateral:	Lumber processing equipment, plant, and machinery.
Expiration Date:	11/30/2013

Heuliez SA
Structure:	Lease	Collateral:	Auto parts manufacturing equipment.
Expiration Date:	12/31/2014

ICON Leasing Fund Eleven, LLC

Portfolio Overview (continued)

SAExploration, Inc.
Structure:	Loan	Collateral:	Seismic imaging equipment.
Expiration Date:	11/28/2016

10% Status Report

As of December 31, 2012, the equipment subject to lease with Teal Jones was the only investment that individually constituted at least 10% of the aggregate purchase price of our investment portfolio.

As referenced above, on March 8, 2013, Teal Jones satisfied its obligations in connection with the mortgage note receivable and lease financing arrangement by making a prepayment of approximately $22,645,000. As of December 31, 2012, the Teal Jones equipment had four quarterly payments remaining. To the best of our Manager’s knowledge, the equipment was maintained in accordance with applicable laws and regulations as required under the lease agreement.

Revolving Line of Credit

On May 10, 2011, the Fund entered into a loan agreement with California Bank & Trust (“CB&T”) for a revolving line of credit of up to $5,000,000 (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien by third parties.  Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The Facility has been extended through March 31, 2015. The interest rate on general advances under the Facility is CB&T’s prime rate. We may elect to designate up to five advances on the outstanding principal balance of the Facility to bear interest at the current London Interbank Offered Rate plus 2.5% per year. In all instances, borrowings under the Facility are subject to an interest rate floor of 4.0% per year. In addition, we are obligated to pay a 0.5% fee on unused commitments under the Facility. At December 31, 2012, there were no obligations outstanding under the Facility.

Performance Analysis

Capital Invested As of December 31, 2012	$436,381,478
Leverage Ratio	0.02:1*
% of Receivables Collected in the Quarter Ended December 31, 2012	100%**
*    Leverage ratio is defined as total liabilities divided by total equity.
**  Collections as of April 30, 2013.

ICON Leasing Fund Eleven, LLC

Transactions with Related Parties

We entered into certain agreements with our Manager and with ICON Securities, LLC (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we pay certain fees and reimbursements to those parties. Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000 and 1.5% of capital raised over $100,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our amended and restated limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the total purchase price (including indebtedness incurred or assumed and all fees and expenses incurred in connection therewith) of, or the value of the Capital Assets secured by or subject to, our investments.  For a more detailed analysis of the fees payable to our Manager, please see the Fund’s prospectus. In addition, our Manager is reimbursed for administrative expenses incurred in connection with our operations. During the year ended December 31, 2012, our Manager suspended the collection of acquisition fees of approximately $196,000. During the quarter ended March 31, 2013, our Manager suspended the collection of acquisition fees of $99,000.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

Although our Manager continues to provide the services described above, during the year ended December 31, 2012 and 2011, our Manager suspended the collection of management fees in the amounts of $734,000 and $1,213,912, respectively.

During the year ended December 31, 2012, our Manager suspended the collection of administrative expense reimbursements of approximately $531,000.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amount of $61,054 and $146,527 for the years ended December 31, 2012 and 2011, respectively. Additionally, our Manager’s interest in our net income (loss) was $53,354 and ($255,634) for the years ended December 31, 2012 and 2011, respectively.

ICON Leasing Fund Eleven, LLC

Transactions with Related Parties (Continued)

Fees and other expenses paid or accrued by us to our Manager or its affiliates for the years ended December 31, 2012 and 2011 were as follows:

Entity	Capacity	Description	2012	2011
ICON Capital, LLC	Manager	Management fees (1)	$-	$-
ICON Capital, LLC	Manager	Administrative expense reimbursements (1)	403,145	1,005,815
Total fees paid to related parties			$403,145	$1,005,815

(1) Amount charged directly to operations.

At December 31, 2012, we had a net receivable of $12,000 with our Manager and its affiliates primarily relating to certain proceeds collected by our Manager on our behalf.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven, LLC

Financial Statements                                                                                                 (A Delaware Limited Liability Company)
Consolidated Balance Sheets

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets
	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$6,963,672	$6,824,356
Current portion of net investment in notes receivable	6,492,866	6,083,528
Current portion of net investment in mortgage notes receivable	17,047,922	-
Current portion of net investment in finance leases	5,370,040	4,469,552
Assets held for sale, net	117,145	117,145
Deferred tax asset, net	1,415,947	-
Other current assets	88,731	257,785
Total current assets	37,496,323	17,752,366
Non-current assets:
Net investment in notes receivable, less current portion	12,028,654	11,009,979
Net investment in mortgage notes receivable, less current portion	-	16,078,209
Net investment in finance leases, less current portion	3,912,653	8,985,464
Leased equipment at cost (less accumulated depreciation
of $7,173,316 and $19,249,518, respectively)	5,798,515	16,300,588
Investment in joint ventures	141,496	1,038,678
Deferred tax asset, net	-	894,439
Other non-current assets	83,096	172,644
Total non-current assets	21,964,414	54,480,001
Total assets	$59,460,737	$72,232,367
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$-	$3,544,240
Derivative financial instruments	-	176,956
Due to Manager and affiliates	-	79,794
Accrued expenses and other liabilities	1,032,370	1,394,684
Total current liabilities	1,032,370	5,195,674
Non-current liabilities:
Long-term debt, less current portion	-	7,311,110
Total liabilities	1,032,370	12,506,784

Commitments and contingencies

Equity:
Members' equity:
Additional members	59,139,513	59,901,721
Manager	(2,630,595)	(2,622,895)
Accumulated other comprehensive loss	(422,976)	(656,141)
Total members' equity	56,085,942	56,622,685
Noncontrolling interests	2,342,425	3,102,898
Total equity	58,428,367	59,725,583
Total liabilities and equity	$59,460,737	$72,232,367

ICON Leasing Fund Eleven, LLC

Financial Statements                                                                                                       (A Delaware Limited Liability Company)
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited)

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Comprehensive Income (Loss)

	Years Ended December 31,
	2012	2011
Revenue and other income:
Finance income	$6,856,680	$7,062,432
Rental income	4,234,659	16,286,884
Income (loss) from investment in joint ventures	14,310	(435,755)
Net gain on sales of leased equipment	-	11,411,941
Gain on extinguishment of debt	2,052,960	-
Litigation settlement	171,100	-
Total revenue and other income	13,329,709	34,325,502
Expenses:
Administrative expense reimbursements	403,145	1,005,815
General and administrative	2,092,315	2,983,374
Vessel operating expense	1,047,506	-
Depreciation	2,918,528	8,276,290
Impairment loss	697,715	44,264,878
Interest	167,688	2,134,272
Gain on derivative financial instruments	(75,922)	(410,662)
Total expenses	7,250,975	58,253,967
Income (loss) before income taxes	6,078,734	(23,928,465)
Income tax expense	(165,507)	(716,397)
Net income (loss)	5,913,227	(24,644,862)
Less: net income attributable to noncontrolling interests	577,817	918,564
Net income (loss) attributable to Fund Eleven	5,335,410	(25,563,426)

Other comprehensive income:
Change in fair value of derivative financial instruments	144,331	1,287,259
Currency translation adjustments	88,834	(203,776)
Total other comprehensive income	233,165	1,083,483
Comprehensive income (loss)	6,146,392	(23,561,379)
Less: comprehensive income attributable to noncontrolling interests	577,817	918,564
Comprehensive income (loss) attributable to Fund Eleven	$5,568,575	$(24,479,943)

Net income (loss) attributable to Fund Eleven allocable to:
Additional members	$5,282,056	$(25,307,792)
Manager	53,354	(255,634)
	$5,335,410	$(25,563,426)
Weighted average number of additional shares of limited liability company
interests outstanding	362,656	362,656
Net income (loss) attributable to Fund Eleven per weighted average additional share of
limited liability company interests outstanding	$14.56	$(69.78)

ICON Leasing Fund Eleven, LLC

Financial Statements                                                                                                 (A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
	Additional			Accumulated
	Shares of Limited			Other	Total
	Liability Company	Additional		Comprehensive	Members'	Noncontrolling	Total
	Interests	Members	Manager	(Loss) Income	Equity	Interests	Equity
Balance, December 31, 2010	362,656	$99,715,745	$(2,220,734)	$(1,739,624)	$95,755,387	$4,454,131	$100,209,518

Net (loss) income	-	(25,307,792)	(255,634)	-	(25,563,426)	918,564	(24,644,862)
Change in fair value of derivative
financial instruments	-	-	-	1,287,259	1,287,259	-	1,287,259
Currency translation adjustments	-	-	-	(203,776)	(203,776)	-	(203,776)
Cash distributions	-	(14,506,232)	(146,527)	-	(14,652,759)	(2,269,797)	(16,922,556)
Balance, December 31, 2011	362,656	59,901,721	(2,622,895)	(656,141)	56,622,685	3,102,898	59,725,583

Net income	-	5,282,056	53,354	-	5,335,410	577,817	5,913,227
Change in fair value of derivative
financial instruments	-	-	-	144,331	144,331	-	144,331
Currency translation adjustments	-	-	-	88,834	88,834	-	88,834
Cash distributions	-	(6,044,264)	(61,054)	-	(6,105,318)	(1,338,290)	(7,443,608)
Balance, December 31, 2012	362,656	$59,139,513	$(2,630,595)	$(422,976)	$56,085,942	$2,342,425	$58,428,367

ICON Leasing Fund Eleven, LLC

Financial Statements                                                                                                 (A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
	Years Ended December 31,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$5,913,227	$(24,644,862)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Finance income	(963,550)	(1,230,393)
Rental income paid directly to lenders by lessees	(1,204,110)	(11,305,000)
(Income) loss from investments in joint ventures	(14,310)	435,755
Paid-in-kind interest	(1,048,670)	(857,594)
Net gain on sales of leased equipment	-	(11,411,941)
Depreciation	2,918,528	8,276,290
Impairment loss	697,715	44,264,878
Interest expense paid directly to lenders by lessees	219,296	1,851,225
Interest expense from amortization of debt financing costs	11,047	99,997
Gain on extinguishment of debt	(2,052,960)	-
Gain on derivative financial instruments	(75,922)	(410,662)
Deferred tax (benefit) provision	(521,508)	104,552
Changes in operating assets and liabilities:
Collection of finance leases	5,216,976	5,886,299
Accounts receivable	-	(1,695)
Other assets	247,556	(407,590)
Accrued expenses and other liabilities	(310,663)	(1,126,990)
Due to Manager and affiliates	(83,470)	(250,328)
Distributions from joint ventures	13,745	53,492
Net cash provided by operating activities	8,962,927	9,325,433
Cash flow from investing activities:
Investments in notes receivable	(6,416,925)	-
Principal received on notes receivable	5,066,497	2,832,047
Proceeds from sales of leased equipment	6,885,831	36,169,311
Distributions received from joint ventures in excess of profits	897,747	696,871
Other assets	-	(3,414)
Net cash provided by investing activities	6,433,150	39,694,815
Cash flow from financing activities:
Proceeds from revolving line of credit, recourse	5,000,000	-
Repayment of revolving line of credit, recourse	(5,000,000)	(1,450,000)
Repayment of long-term debt	(7,825,930)	(28,445,304)
Cash distributions to members	(6,105,318)	(14,652,759)
Distributions to noncontrolling interests	(1,338,290)	(2,269,797)
Net cash used in financing activities	(15,269,538)	(46,817,860)
Effects of exchange rates on cash and cash equivalents	12,777	456
Net increase in cash and cash equivalents	139,316	2,202,844
Cash and cash equivalents, beginning of year	6,824,356	4,621,512
Cash and cash equivalents, end of year	$6,963,672	$6,824,356

ICON Leasing Fund Eleven, LLC

Financial Statements                                                                                                 (A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows Supplement

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2012	2011
Supplemental disclosure of cash flow information:
Cash paid for interest	$9,278	$159,468
Cash paid during the year for income taxes	$567,339	$626,769
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest on non-recourse long-term debt paid directly to lenders by lessees	$1,204,110	$21,420,470
Exchange of noncontrolling interest in net investment in joint venture for notes receivable	$-	$3,588,928

ICON Leasing Fund Eleven, LLC

Forward Looking Information

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com, or

•	Visiting www.sec.gov, or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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